UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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    DayStar Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

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DayStar Technologies, Inc. 2972 Stender Way Santa Clara, CA 95054 Phone: 1.408.582-7100 Fax: 1.408-907-4637 http://www.daystartech.com

April 9, 2010

Dear Stockholder of DayStar Technologies:

You were recently mailed the proxy statement of DayStar Technologies, Inc. relating to the Company’s reconvened 2009 Annual Meeting of Stockholders to be held on April 23, 2010. At the Annual Meeting we are requesting, among other matters, your support of the amendment of the Company’s Certificate of Incorporation to effect a reverse stock split. Passage of this Proposal will, when fully implemented, support our plan for continued listing on the Nasdaq which, we believe, is critical in protecting the value of your investment.

PLEASE VOTE YOUR DAYSTAR TECHNOLOGIES, INC. SHARES TODAY

Regardless of the number of shares you own your vote is very important. Approval of the reverse stock split requires the affirmative vote of a majority of the shares outstanding of DayStar Technologies. Please return the enclosed proxy card in the postage-paid envelope provided. You may also vote your shares by telephone or internet by following the instructions on your proxy card.

In order to ensure the continued listing of our securities, we are proposing a reverse stock split. Our Board of Directors has determined that an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split is necessary to promote the continued listing of our common stock on Nasdaq and is in the best interests of stockholders. We urge you to read the proxy statement for complete details.

The reverse spilt will NOT have any dilutive effect on our shareholders since each shareholder will hold the same percentage of our common stock outstanding immediately following the reverse split as such shareholder held prior to the reverse split. The relative voting and other rights that accompany the shares would not be affected by the reverse split.

Your vote is important. Please take the time TODAY to ensure that your shares are represented at the Annual Meeting of Stockholders.

If you need assistance in voting your shares or have questions regarding the Annual Meeting, please contact MacKenzie Partners, Inc., DayStar’s proxy solicitor, at (800) 322-2885 (toll-free) or (212) 929-5500 (collect), or by email at proxy@mackenziepartners.com.

We thank you for your continued support of DayStar Technologies.

Sincerely,

/s/ Magnus Ryde

Magnus Ryde

Chief Executive Officer